Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Kellanova Pringles Savings and Investment Plan
Chicago, Illinois

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-189638) of Kellanova of our report dated June 24, 2024, relating to the financial statements and supplemental schedule of Kellanova Pringles Savings & Investment Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

BDO USA, P.C.
Grand Rapids, Michigan

June 24, 2024